UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a–12

AXOGEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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13859 Progress Blvd.

Suite 100

Alachua, FL 32615

Dear Shareholder:

You are cordially invited to attend our 2012 Annual Meeting of Shareholders of AxoGen, Inc., (the “Meeting”) which will be held at the Marriot Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169) beginning at 1:00 p.m. Central Time on Thursday, August 30, 2012.

This booklet contains your official notice of our 2012 Annual Meeting of Shareholders and a Proxy Statement that includes information about the matters to be acted upon at the Meeting. In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting. Whether or not you plan to attend, your vote is important and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej

Chief Executive Officer and Director

July 30, 2012

2012 ANNUAL MEETING OF SHAREHOLDERS

13859 Progress Blvd.

Suite 100

Alachua, FL 32615

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

The 2012 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) will be held on Thursday, August 30, 2012 at 1:00 p.m. Central Time, at the Marriot Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169) for the following purposes:

1.	To elect seven members to our Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

2.	To ratify the selection of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

3.	To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

Only holders of record of our common stock at the close of business on July 9, 2012 will be entitled to receive notice of and to vote at the Meeting.

You may vote your shares by telephone (1–800–690–6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Wednesday, August 29, 2012 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen. If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej

Chief Executive Officer and Director

July 30, 2012

PROXY STATEMENT

i

AxoGen, Inc.

13859 Progress Blvd.

Suite 100

Alachua, FL 32615

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 30, 2012

The Board of Directors of AxoGen, Inc. is soliciting proxies for use at our 2012 Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, August 30, 2012 at 1:00 p.m. Central time at the Marriot Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169) and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about July 30, 2012.

Our Board of Directors has set Monday, July 9, 2012 as the record date for the Meeting. Each shareholder of record at the close of business on Monday, July 9, 2012 will be entitled to vote at the Meeting. As of the record date, 11,062,187 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 11,062,187 votes are entitled to be cast at the Meeting. There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail. In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the selection of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2012, and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the Meeting.

If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our 2012 Annual Meeting of Shareholders for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If a broker returns a “non–vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non–vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote with respect to such matters. A broker has discretionary authority to vote on the ratification of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from the shareholder. A broker does not have discretionary authority to vote on the election of directors without specific voting instruction from the shareholder. If you hold shares in a brokerage account and wish to vote those shares on these proposals, then you should instruct the broker how to vote the shares using the voting instructions provided.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 30, 2012:

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and our Annual Report on Form 10–K, are available on our website at http://www.axogeninc.com/proxyStatement.html.

The Merger in 2011

On September 30, 2011, AxoGen Corporation (“AC”), a Delaware Corporation, completed its business combination with LecTec Corporation (“LecTec”), a Minnesota corporation, in accordance with the terms of an Agreement and Plan of Merger, dated as of May 31, 2011, by and among LecTec, Nerve Merger Sub Corp., a subsidiary of LecTec (“Merger Sub”), and AC, which the parties amended on August 9, 2011 and September 30, 2011 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into AC, with AC continuing after the merger as the surviving corporation and a wholly owned subsidiary of LecTec (the “Merger”). Immediately following the Merger, LecTec changed its name to AxoGen, Inc. In October 2011, AxoGen Inc. moved its corporate headquarter facilities (principal executive office) from Texarkana, Texas to 13859 Progress Blvd., Suite 100, Alachua, Florida 32615.

Unless the context otherwise requires, all references herein to “AxoGen,” “the Company,” “we,” “us” and “our” refer to AxoGen Corporation before the Merger and AxoGen, Inc. and its wholly owned subsidiary AC after the Merger, and all references to “LecTec” refer to LecTec Corporation and its business prior to the completion of the Merger and the name change.

In connection with the Merger,

•	all outstanding AC convertible securities were converted into shares of AC common stock and exchanged for shares of AxoGen, Inc. common stock;

•	all outstanding AC warrants expired unexercised;

•

all outstanding shares of AC common stock, including those issued upon conversion of AC convertible securities, were exchanged for shares of AxoGen, Inc. common stock at a ratio of one share of AC common stock for 0.03727336 share of AxoGen, Inc. common stock; and

•

all outstanding options to purchase shares of AC common stock were exchanged for options to purchase shares of AxoGen, Inc. common stock at a ratio of one option to purchase shares of AC common stock for an option to purchase 0.03727336 share of AxoGen, Inc. common stock.

A total of 6,221,077 shares of the Company’s common stock were issued in share exchange, and an additional 558,267 shares of the Company’s common stock were reserved for issuance upon exercise of AC stock options which were converted into the Company’s stock options. Upon completion of the Merger, all AC securities were cancelled.

Immediately following the completion of the Merger, former AC stockholders owned approximately 56.8% of the outstanding common stock of the Company, LecTec stockholders owned approximately 39.4% of the outstanding common stock of the Company, and certain investors owned the remaining 3.8% of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 9, 2012, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Shares of common stock under options held by a person that are currently exercisable or exercisable within 60 days of July 9, 2012 are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 11,062,187 shares of common stock outstanding on July 9, 2012.

Name of Beneficial Owner	Number of Shares Beneficially Owned (including shares reflected in the third column)	Number of Shares Underlying Options Currently Exercisable or Exercisable within 60 days of July 9, 2012	Percent of Shares Outstanding (%)
DeNovo Ventures II, LP(1)	1,426,392	—	13.0%
JAM Mark 3:1, LP 16 Boardwalk Plaza Saint Simons Island, GA 31522	1,114,613	—	10.1%
CHP II, L.P.(2)	886,556	—	8.1%
AMV Partners I, L.P.(3)	1,017,904	—	9.3%
Springboard Capital II, LLC(4)	664,261	—	6.07%
Karen Zaderej	137,909	18,119	1.2%
Jamie M. Grooms(5)	432,724	81,307	3.9%
John P. Engels	118,344	27,646	1.0%
Mark Gold, M.D.(6)	359,401	12,000	3.2%
John Harper	80,955	20,084	*
Joe Mandato(1)	12,000	12,000	*
Robert Rudelius	55,273	32,000	*
Greg Freitag	149,318	125,000	1.3%
All directors and executive officers as a group (12 persons) (2)(3)(4)(5)	1,431,935	365,489	12.5%

*	Less than 1%.
(1)	Mr. Mandato is the Managing Director of this venture capital fund. Mr. Mandato disclaims beneficial ownership of the shares owned by the fund. DeNovo Ventures II, LP (“DeNovo”) had sole dispositive power and sole voting power over 1,426,392 shares of common stock. This information is based solely on a review of a Schedule 13D filed by DeNovo with the Securities and Exchange Commission on October 11, 2011. DeNovo’s address is 2180 Sand Hill Rd., Suite 200, Menlo Park, CA 94025.
(2)	CHP II, L.P. (“CHP”) had shared dispositive power and shared voting power over 886,556 shares of common stock. This information is based solely on a review of a Schedule 13D filed by CHP with the Securities and Exchange Commission on October 11, 2011. CHP’s address is 230 Nassau St., Princeton, NJ 08542, Attn: John Park.
(3)	AMV Partners I, L.P. (“AMV”) had sole dispositive power over 1,017,904 shares of common stock,

except that (i) Accuitive Medical Ventures, LLC (“AMV LLC”), the general partner of AMV LP, may be deemed to have shared power to dispose of these shares and (ii) Thomas Weldon (“Weldon”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares and Charles Larsen (“Larsen”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares. AMV had sole voting power over 1,017,904 shares of common stock, except that (i) AMV LLC, the general partner of AMV LP, may be deemed to have sole power to vote these shares and (ii) Weldon, a managing member of AMV LLC, may be deemed to have shared power to vote these shares and Larsen, a managing member of AMV LLC, may be deemed to have shared power to vote these shares. This information is based solely on a review of a Schedule 13G filed by AMV with the Securities and Exchange Commission on October 11, 2011. AMV’s address is Accuitive Medical Ventures LLC, 2905 Premiere Parkway, Suite 150, Duluth, GA 30097.

(4)	Springboard Capital II, LLC. (“Springboard”) had sole dispositive power and sole voting power over 664,261 shares of common stock. This information is based solely on a review of a Schedule 13G filed by Springboard with the Securities and Exchange Commission on October 11, 2011. Springboard’s address is 11512 Lake Mead Avenue, Bldg. 100, Jacksonville, FL 32256.
(5)	These shares include 218,534 shares of record held by Mr. Grooms, and 132,883 shares held by the Jamie Grooms Trust, of which Mr. Grooms is the trustee.
(6)	These shares include 107,690 shares held by Dr. Gold’s wife, 100,000 held by Dr. Gold’s son and 125,523 shares held by MJSK, Ltd., an investment trust held by Dr. Gold’s family.
(7)	Includes 5,665 shares held by Mark Friedman and a number of shares underlying options equal to 15,622, and 9,254, for Brad Hedger and David Hansen, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2011 have been satisfied, except that Mark Friedman, Ph.D. and David Hansen, each inadvertently filed one late Form 4 relating to a single transaction.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of seven directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato and Robert J. Rudelius.

We are not a listed issuer and are not subject to the director independence requirements of any exchange or inter-dealer quotation system. Nevertheless, in determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 4200(a) (15) of the NASDAQ Stock Market’s Marketplace Rules. Under this definition of independence, Messrs. Harper, Mandato and Rudelius and Dr. Gold would be considered independent directors.

Attendance at Meetings

Our Board of Directors held 16 meetings during 2011. Each director attended at least 85% of the meetings of our Board of Directors and the committees of which they were a member. All of our then current directors were in attendance at our 2011 Annual Meeting of Shareholders. Board members are encouraged to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of Karen Zaderej who also serves as our CEO, Gregory G. Freitag, who serves as our Chief Financial Officer and General Counsel, Jamie M. Grooms, who serves as Chairman of our Board of Directors and four other independent directors. Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of the Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of the Board of Directors from time to time and that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined.

We believe that we, like many U.S. companies, are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors. Our Board of Directors believes that through this leadership structure, both Karen Zaderej and Jamie Grooms are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Director and Committee meetings. During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter. These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals. During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our Chief Financial Officer. Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters. These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

Board Committees

The standing committees of our Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committees. Charters of each of our Audit Committee, Compensation, and Governance and Nominating Committee can be found on our website under “About AxoGen – Investors – Corporate Governance.” The information contained on our website, or on other websites linked to our website, is not part of this document. Reference herein to our website is an inactive text reference only.

Audit Committee

Our Audit Committee is composed of Robert J. Rudelius, who serves as the Committee’s Chairman, and John Harper. Our Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, our Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. Our Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of our Board of Directors, each of the members of our Audit

Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, our Board of Directors has determined that each of Messrs. Rudelius and Harper is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. Our Audit Committee held four meetings during 2011.

Compensation Committee

Our Compensation Committee is composed of John Harper, who serves as the Committee’s Chairman, Joe Mandato, Robert J. Rudelius and Dr. Mark Gold. Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering AxoGen’s Incentive Compensation Plan. Our Compensation Committee held 2 meetings during 2011.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation, (i) periodically review our compensation philosophy and the design of our compensation programs, (ii) establish and oversee our compensation plans, (iii) recommend to our Board of Directors a compensation and benefit package for directors, (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors, (v) review and approve payouts to participants as proposed by our CEO under our compensation plans, (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officer, (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters, and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement.

Governance and Nominating Committee

Following the Merger, in October 2011, our Board of Directors established the Governance and Nominating Committee, replacing the previous Board Organization Committee. Our Governance and Nominating Committee is comprised of Dr. Mark Gold, who serves as the Committee’s Chairman, Jamie M. Grooms and John Harper. Our Governance and Nominating Committee is responsible to provide oversight in relation to our corporate governance, identifies potential candidates for Board of Director membership, reviews the composition and size of our Board of Directors and monitors AxoGen’s program for senior management succession. Our Governance and Nominating Committee held no meetings during 2011.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee. In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time. In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors. In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management. The best candidate from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee the following information: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2012 Annual Meeting of Shareholders. Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

Shareholder Communications with the Board of Directors

Shareholders may send written communications to the attention of our Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615. Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of seven director nominees: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato and Robert J. Rudelius for a one-year term. Our Board of Directors has nominated each of these individuals to serve a one-year term expiring at the 2013 Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2011 Annual Meeting of Shareholders. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 50)

Ms. Zaderej has served as our President, CEO and a member of our Board of Directors since September 30, 2011. She has served as AC’s Chief Executive Officer and a member of its board of directors since May 2010. Ms. Zaderej joined AC in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies in building and executing successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, and research & development, as well as serving as Director of Marketing to Ethicon, Inc., a company that manufactured many medical devices including wound closure and hernia repair products. Ms. Zaderej has a MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University. Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen and AC, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory G. Freitag, J.D., CPA, Chief Financial Officer, General Counsel and Director (Age 50)

Mr. Freitag, J.D., CPA, has been our Chief Financial Officer, General Counsel and a member of our Board of Directors since September 2011 and was LecTec’s Chief Executive Officer, Chief Financial Officer and board member from June 2010 through September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Mr. Freitag also founded and is a principal of EmployRx. Inc., a business that provides services to self-insured employers relating to prescription drug benefits. Prior to founding FreiMc, LLC and EmployRx, Inc., Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System Foundation, a health care system in Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive and his finance management and legal expertise.

Jamie M. Grooms, Chairman and Director (Age 52)

Mr. Grooms has served as Chairman of our Board of Directors since September 30, 2011 and AC’s board of directors since 2002. Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s Chief Executive Officer. Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies. From 1998 to 2002, Mr. Grooms served as the founding Chief Executive Officer and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries. Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership. In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995. Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University. Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, MD, Director (Age 63)

Dr. Gold has served as a member of our Board of Directors since September 30, 2011 and AC’s board of directors since July 2007. Since 1999, Dr. Gold has been a Professor at the University of Florida College of Medicine’s McKnight Brain Institute. Dr. Gold has taught medical neuroscience for four decades and has been a pioneer in translational neuroscience research for over three decades. Dr. Gold was also a Founder of Somerset Valley Bank and served on its board of directors from its formation through its initial public offering to its acquisition by Fulton Financial Corporation, a publicly-traded financial holding company Dr. Gold has consulted for many major global pharmaceutical companies as well as firms such as the Carlyle Group and Cressey & Company. Dr. Gold has authored hundreds of peer-reviewed scientific research articles, chapters, and abstracts on a wide variety of research subjects and is frequently interviewed for comment by Bloomberg, the Wall Street Journal, CNN and other major business and national publications concerned with the strengths and limitations of new technology and treatments. Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and medical technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

John Harper, Director (Age 61)

Mr. Harper has served as a member of our Board of Directors since September 30, 2011 and AC’s board of directors since June 2006. From January 2012 until present Mr. Harper holds a full time operating position as Executive Chairman of Xhale. Inc. From June 2005 to January 2006, Mr. Harper was the Entrepreneur-in-Residence at The Innovation Factory, a medical device incubator. From August 2000 to October 2001, Mr. Harper served as President and Chief Executive Officer of ATI Medical, Inc. and from February 1998 to May 1999, he served as Executive Chairman of Meretek Diagnostics, Inc., which was acquired by American Standard Companies. From November 1995 to March 1997, Mr. Harper served as President and Chief Executive Officer of Indigo Medical, Inc., which merged with Johnson & Johnson. Mr. Harper also served as Vice President of Sales and Marketing, and then President and Chief Executive Officer, of Menlo Care, Inc. from June 1989 to June 1995. Menlo Care, Inc. merged with Johnson & Johnson in 1995. Mr. Harper has served on the board of directors for a number of medical device and biotechnology companies since 1999. He received his BA in Economics from Davidson College in 1971. Mr. Harper’s qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices.

Joe Mandato, Director (Age 66)

Mr. Mandato has served as a member of our Board of Directors since September 30, 2011 and AC’s board of directors since February 2006. From March 2003 to the present, Mr. Mandato has served as a Managing Director of DeNovo Ventures, a venture capital firm and a stockholder of AxoGen. From February 1999 to September 2000, Mr. Mandato served as Chairman of Confer Software, Inc., a developer of enterprise software used to automate healthcare business processes. From September 1995 to February 1999, Mr. Mandato served as Confer Software’s Chief Executive Officer. From September 1994 to May 1995,

Mr. Mandato served as a Vice President, member of founding management committee and Chief Executive Officer of two of Guidant Corporation’s five operating units, Origin Medsystems and Heart Rhythm Technology. He also served as President and Chief Executive Officer of Origin Medsystems from May 1991 to May 1995. In March 1994, Mr. Mandato co-founded Gynecare, Inc., a developer of devices used in gynecology, which was spun out of Guidant Corporation., and served as its Chief Executive Officer until April 1995. From July 1986 to November 1990, Mr. Mandato was Chief Executive Officer of Ioptex Research Inc., an ophthalmic device company. Mr. Mandato serves on the board of directors of several companies and non-profit organizations. Mr. Mandato’s qualifications to serve on our Board of Directors includes his extensive management and leadership experience in the medical device industry as well as his financial and venture investment experience.

Robert J. Rudelius, Director (Age 55)

Mr. Rudelius has served as a member of our Board of Directors since September 2010. Since 2003, Mr. Rudelius has been the Managing Director and Chief Executive Officer of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and Chief Executive Officer of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and Chief Executive Officer of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America. Mr. Rudelius assisted StarNet L.P. with the transition and integration of the Media DVX, Inc. business through January 2002. From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of Control Data Systems, Inc. to Syntegra, British Telecom’s systems integration subsidiary. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice group, during which time he headed the practice group in Tokyo and co–led the practice group in London. Mr. Rudelius is currently a member of the Board of Directors of ProUroCare Medical, Inc., a publicly–held medical device company that develops and markets prostate imaging systems. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, especially in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Recommendation of the Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of the seven director nominees. In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non–employee directors. Our Board of Directors established that upon election to the Board of Directors, each non-employee director receives a cash retainer payment of $12,000 for annual services to AxoGen, which cash payment is paid in advance. In addition, non-employee directors are also paid $1,500 per in-person Board of Directors meeting and $750 per telephone Board of Directors meeting attended. Non-employee directors are paid $1,000 per committee meeting attended in-person and $500 for each committee meeting attended by telephone. The total board and committee member fees cannot exceed $2,500 per day. There is a limit, however, that the total number of paid in-person board meetings will not exceed four per year and the total number of paid telephone meetings will not exceed three per quarter.

All non-employee directors also receive an annual non-qualified stock option grant equal to 0.1% of the fully diluted stock of AxoGen, rounded down to a 250 share increment, at an exercise price equal to the fair market value of AxoGen common stock on the date of grant. Such stock options are for a term of seven years and are fully vested upon grant. Director options provide that termination of service as a member of our Board of Directors for any reason other than for cause, as defined in the option agreement, will not affect the terms of the option or cause the option to terminate.

We also reimburse our directors for travel–related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)		Option Awards($)(3)	Total ($)
Lowell Hellervik, Ph.D.(1)	8,137	—		58,700	66,837
Elmer Salovich, M.D.(1)	7,381	—		58,701	66,082
Timothy M. Heaney(1)	9,000	—		—	9,000
Robert J. Rudelius	17,400	15,000	(4)	22,534	54,934
Gregory G. Freitag	—	—		—	—
Karen Zaderej(2)	—	—		—	—
Jamie M. Grooms(2)	3,000	15,000	(4)	22,534	40,534
Mark Gold, M.D.(2)	5,000	15,000	(4)	22,534	42,534
John Harper(2)	5,000	15,000	(4)	22,534	42,534
Joe Mandato(2)	—	15,000	(4)	22,534	37,534

(1)	Service through September 30, 2011, at which time the Merger was completed and directors elected at the Company’s 2011 Annual Meeting of Shareholders assumed office.
(2)	Service as a member of our Board of Directors began on September 30, 2011 when their election at the Company’s 2011 Annual Meeting of Shareholders took effect as a result of the closing of the Merger.
(3)	The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (ASC) Topic 718 as of December 31, 2011.
(4)	These shares were granted in lieu of cash retainer payment to the non-employee director for his service from September 30, 2011 through December 31, 2012

RELATED PERSON TRANSACTIONS

Jill Schiaparelli, Senior Vice President, Business Strategy & Marketing is a principal of JS Strategic Partners, LLC (“JS”). Prior to Jill Schiaparelli beginning employment with the Company, JS provided consulting services to the Company in 2011 in the amount of $39,050.

EXECUTIVE COMPENSATION

Executive Officers

Listed below are the names and positions held by each of our executive officers:

Name	Title
Karen Zaderej	President, Chief Executive Officer and Director
Gregory G. Freitag	Chief Financial Officer, General Counsel and Director
John P. Engels	Vice President
Jill F. Schiaparelli (1)	Senior Vice President, Business Strategy and Marketing
Brad Hedger	Vice President of Sales
Mark Friedman, Ph.D.	Vice President of Regulatory and Quality
David Hansen	Corporate Controller

(1)	Ms. Schiaparelli joined us as our Senior Vice President, Business Strategy and Marketing on February 27, 2012

Biographical information for each of our executive officers is included below.

Karen Zaderej, President, Chief Executive Officer and Director (Age 50)

Biographical information for Ms. Zaderej is provided under “Proposal 2—Election of Directors.”

Gregory G. Freitag, J.D., CPA, Chief Financial Officer, General Counsel and Director (Age 50)

Biographical information for Mr. Freitag is provided under “Proposal 1—Election of Directors.”

John P. Engels, Vice President (Age 40)

Mr. Engels has served as AxoGen’s Vice President since September 30, 2011. He is a co-founder of AC and has served as AC’s Vice President since November 2002, providing operational and financial leadership and managing AxoGen’s strategic and product development partnerships. From 1999 to 2002, Mr. Engels worked as a consultant for the University of Florida, Saffron Hill Ventures and PA Early Stage Partners, among other companies. From 1993 to 1997, Mr. Engels was an analyst and associate at CACM, a boutique investment banking firm. Mr. Engels is currently a member of the board of directors of Oxicool, Inc., a privately-held company developing new cooling technologies. Mr. Engels holds a MBA in Management and Operations from the Wharton School of Business at the University of Pennsylvania, and a BA from the University of Chicago.

Jill F. Schiaparelli, Senior Vice President, Business Strategy & Marketing (Age 46)

Ms. Schiaparelli has served as AxoGen’s Senior Vice President, Business Strategy & Marketing since February 2012. From January 2011 to February 2012 and from June, 2007 to December 2008, Ms. Schiaparelli was employed by JS Strategic Partners, LLC, a consulting firm she founded to provide business strategy, commercialization and marketing services to biotechnology companies and health care providers. From December 2008 to December 2010, Ms. Schiaparelli was the Vice President, Commercial Strategy & Business Development for ApaTech, a venture-back global orthopedic graft company based in the UK that was later acquired by Baxter Healthcare. From 1996 to 2007, Ms. Schiaparelli was employed by Johnson & Johnson family of companies where she held several senior positions in strategic marketing, marketing, sales operations and healthcare analytics within the Ethicon Endo-Surgery, Ethicon and Healthcare Systems operating companies. Prior to working in the healthcare industry, Ms. Schiaparelli worked for 8 years in the investment banking and financial services industry. Ms. Schiaparelli has an MBA from the Stern School of Business at New York University and a BS in Business Administration from Boston University.

Brad Hedger, Vice President of Sales (Age 50)

Mr. Hedger has served as AxoGen’s Vice President of Sales since September 30, 2011. He has served as AC’s Vice President of Sales since January 2011. From September 2008 to December 2010, Mr. Hedger served as President and Chief Executive Officer of Patient Care, a company founded by Mr. Hedger, which distributed products directly for AxoGen and DePuy Spine, Inc. in the states of Colorado and Wyoming. Mr. Hedger served as Director of Upper Extremity Trauma Sales for the Orthopaedics division of Stryker Corporation from March 2006 to September 2008. Prior to that, Mr. Hedger held direct sales and regional management positions for 13 years at Synthes Inc., an orthopedic trauma company. Mr. Hedger has a BA with a double major in Political Science and Computer Science from Cornell College.

Mark Friedman, Ph.D., Vice President of Regulatory and Quality (Age 54)

Dr. Friedman has served as AxoGen’s Vice President of Regulatory and Quality since September 30, 2011. He has served as AC’s Vice President of Regulatory and Quality since June 2011 and served as AC’s Director of Quality Assurance and Regulatory Affairs from September 2006 to June 2011. Prior to joining AxoGen, Dr. Friedman held several regulatory and quality leadership positions at Enable Medical Corporation, a medical device company, including Director of Quality Assurance from 1997 to 1998 and Vice President of Quality and Regulatory from 1998 to 2001 and from 2004 to 2005. Dr. Friedman also worked for AtriCure, Inc., a company that develops, manufactures and sells surgical ablation systems to treat atrial fibrillation, as Vice President of Quality and Regulatory from 2001 to 2004 and as Vice President of Operations in 2004. AtriCure acquired Enable Medical in 2005. Mr. Friedman has over 24 years of experience in developing and directing regulatory strategy and quality systems for medical products, including 15 years with start-up medical product firms. Dr. Friedman has a Ph.D. in Chemistry specializing in protein biochemistry from the University of Cincinnati.

David Hansen, Corporate Controller (Age 52)

Mr. Hansen has served as AxoGen’s Corporate Controller since September 30, 2011. He has served as AC’s Corporate Controller since June 2006. Mr. Hansen was Vice President of Finance—Corporate Controller and Treasurer of Perma-Fix Environmental Services, Inc., a publicly-traded environmental services company, and held other corporate and regional accounting positions at Perma-Fix Environmental Services from 1995 to 2005. Mr. Hansen was also Controller at Kraft Foodservice, Inc. from 1994 to 1995 and held other accounting and procurement positions at Kraft Foodservice, Inc. from 1985 to 1994. Mr. Hansen has over 20 years of experience in senior financial positions at both publicly traded and private companies. Mr. Hansen holds a Bachelor of Business Administration degree in Accounting from the University of Oklahoma.

Summary Compensation Table

The following table sets forth the cash and non–cash compensation for the fiscal years 2011 and 2010 for: (i) each individual serving as the Company’s CEO or acting in a similar capacity during any part of such fiscal years; and (ii) the other two most highly paid executive officers who were serving as executive officers during such periods (our “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards(#)(1)(2)	All Other Compensation($)	Total
Judd A. Berlin(3) Former CEO and CFO	2011 2010	— 165,000		— —		— 80,500	— 245,500

Gregory G. Freitag(4) Former CEO and CFO and General Counsel	2011 2010	154,808 87,500	100,000 —	— —	172,859 393,060	— 6,000	427,667 486,560

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards(#)(1)(2)	All Other Compensation($)	Total

Dr. Daniel C. Sigg(5) Former CSO	2011 2010	— 87,083		— —		— 15,000	— 102,083

Karen Zaderej CEO(6)(7)	2011 2010	252,403 196,492	23,254 8,090	— —	516,697 19,426	7,537 6,151	799,891 230,159

Jamie M. Grooms Former CEO(6)(8)	2011 2010	— 82,327	— —	— —	— 14,407	— 39	— 96,773

John P. Engels Vice President(6)(9)	2011 2010	171,138 157,194	16,833 7,742	— —	121,998 5,902	5,453 4,905	315,422 175,743

(1)	The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31 of the year indicated.
(2)	The amounts shown for option awards relate to option awards granted under the AxoGen Corporation 2002 Stock Incentive Plan, as amended. These amounts are equal to the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718 using the assumptions set forth in Note 2. Stock-Based Compensation to AxoGen’s audited consolidated financial statements included in our Annual Report on Form 10–K for the year ended December 31, 2011. In March 2010, the AxoGen Board of Directors approved the repricing of all outstanding options, effectively reducing the exercise price to $0.01 per share. As a result of the repricing, AxoGen recorded approximately $15,000 in stock-based compensation expense for the year ended December 31, 2010, $2,521 of which was the incremental fair value of Ms. Zaderej’s outstanding options as of the repricing date, $1,642 of which was the incremental fair value of Mr. Grooms’ outstanding options as of the repricing date and $555 of which was the incremental fair value of Mr. Engels’ outstanding options as of the repricing date.
(3)	Mr. Berlin served as AxoGen’s CEO and CFO through June 1, 2010, at which time Mr. Berlin stepped down as our CEO and CFO, but continued as an advisor to AxoGen. The Summary Compensation Table reflects $165,000 in compensation received by Mr. Berlin in his capacity as our CEO and CFO in 2010 and $80,500 in compensation received by Mr. Berlin in his capacity as an advisor to AxoGen in 2010.
(4)	Mr. Gregory G. Freitag is our current CFO and General Counsel and has been serving in such capacity since June 1, 2010, and, prior to such time, served as a consultant to the Company in 2010. Mr. Freitag stepped down as CEO on September 30, 2011 in conjunction with the Merger. The Summary Compensation Table reflects $87,500 in compensation received by Mr. Freitag in his capacity as our CEO and CFO in 2010 and $6,000 in compensation received by Mr. Freitag in his capacity as a consultant to the Company in 2010. On September 30, 2011, Mr. Freitag received a one-time bonus as a result of completing the Merger.
(5)	Dr. Sigg served as our Chief Scientific Officer until October 1, 2010, at which time Dr. Sigg stepped down as our Chief Scientific Officer, but continued as an advisor to the Company. The Summary Compensation Table reflects $87,083 in compensation received by Dr. Sigg in his capacity as our Chief Scientific Officer in 2010 and $15,000 in compensation received by Dr. Sigg in his capacity as an advisor to the Company in 2010.
(6)	Ms. Zaderej voluntarily accepted reduced salaries in 2010 and for a portion of 2011.
(7)	Ms. Zaderej has been CEO of the Company since September 30, 2011 as a result of the Merger, CEO of AC since May 2010 and was Chief Operating Officer of AC from 2007 through May 2010. The amounts include life insurance premiums paid by AxoGen on behalf of Zaderej in 2010 of $256 and $365 in 2011 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2010 of $5,895 and 2011 of $7,172.
(8)	The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Grooms in 2010 of $39.

(9)	The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Engels in 2010 of $189 and $319 in 2011 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2010 of $4,716 and 2011 of $5,134.

Outstanding Equity Awards at 2011 Fiscal Year–End

The following table summarizes the equity awards granted to our named executive officers that remain outstanding as of December 31, 2011.

Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Judd A. Berlin(1)	9/26/ 2008	66,000		—		$4.00	9/26/2018

Gregory G. Freitag	6/1/ 2010	125,000	(2)	—		$3.50	6/1/2020
	12/26/2011	—		92,000	(3)	$2.74	12/26/2018

Dr. Daniel C. Sigg(4)	9/20/2007	25,000		—		$2.60	9/20/2017
	9/20/2007	25,000		—		$5.20	9/20/2017
	9/26/2008	16,000		—		$4.00	9/26/ 2018

Karen Zaderej	11/18/2008	—		126	(5)	$0.27	11/18/2018
	6/9/2010	—		90,278	(5)	$0.27	6/9/2020
	12/26/2011	—		275,000	(6)	$2.74	12/26/2018
	12/26/2011	—		100,000	(7)	$2.74	12/26/2018

Jamie M. Grooms	12/5/2007	11,182	(8)	—		$0.27	12/5/2017
	12/6/2007	3,197	(8)	—		$0.27	12/6/2017
	11/18/2008	371	(8)	123	(8)	$0.27	11/18/2018
	6/9/2010	27,247	(8)	81,742	(8)	$0.27	6/9/2020
	10/10/2011	12,000	(9)	—		$2.75	10/10/2018

John P. Engels	6/7/2006	3,727	(10)			$0.27	6/7/2016
	12/6/2007	719	(10)			$0.27	12/6/2017
	11/18/2008	305	(10)	101	(10)	$0.27	11/18/2018
	6/9/2010	11,421	(10)	34,264	(10)	$0.27	6/9/2020
	12/16/2011	—		65,000	(11)	$2.74	12/16/2018

(1)	Mr. Berlin received this option which is fully vested and exercisable. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(2)	Mr. Freitag received this option which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option. The option was granted outside of plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(3)	Mr. Freitag received this option to purchase 92,000 shares of the Company’s common stock. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(4)	Dr. Sigg was awarded these options which are fully vested and exercisable. The options were granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(5)	Ms. Zaderej received these options to purchase shares of AC common stock, which options pursuant to the Merger have been adjusted and provide for the right to purchase Company Common Stock. The options vest semi-annually and become fully vested and exercisable four years from the grant date. The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common stock on the date of grant.

(6)	Ms. Zaderej received this option to purchase 275,000 shares of the Company’s common stock. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(7)	Ms. Zaderej received this option to purchase 100,000 shares of the Company’s common stock. The shares under the Option are subject to a performance vesting provision (the “Performance Shares”) whereby all, none or a portion of the Performance Shares, to the extent to which the performance standards established by the Board of Directors are met, will vest as to 25% of the Performance Shares on March 31, 2013, and an additional 12.5% of the Performance Shares each six months thereafter, with all Performance Shares being fully vested on December 26, 2015 (4 years from the Option grant date) and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(8)	Mr. Grooms received these options to purchase shares of AC common stock, which options pursuant to the Merger have been adjusted and provide for the right to purchase Company Common Stock. The options vest semi-annually and become fully vested and exercisable four years from the grant date. The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common stock on the date of grant.

(9)	Mr. Grooms received this option as part of his compensation as a member of the Company’s Board of Directors, which option is fully vested and exercisable. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

(10)	Mr. Engels received these options to purchase shares of AC common stock, which options pursuant to the Merger have been adjusted and provide for the right to purchase Company Common Stock. The options vest semi-annually and become fully vested and exercisable four years from the grant date. The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common stock on the date of grant.

(11)

Mr. Engels received this option to purchase 65,000 shares of the Company’s common stock. All shares pursuant to the option will be fully vested on December 16, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 16, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common stock on the date of grant.

Employment Agreements

AC is a party to employment agreements with each of Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, John P. Engels, effective May 6, 2003 and as amended September 29, 2011, Gregory G. Freitag, effective October 1, 2011 and Jill Schiaparelli, effective February 27, 2012. Ms. Zaderej and Mr. Engels employment agreements renew for one year periods on each anniversary of the effective date and provide for severance benefits upon termination of the executive officer’s employment: (1) by AxoGen for any reason other than “substantial cause” (as defined below), permanent disability, or death, (2) by the executive officer due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by the executive officer of such breach; or (3) by the executive officer within six months of a “change of control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated or the one-year non-competition period, whichever is longer. Upon a termination of Mr. Engels’ employment for any of the reasons set forth above, Mr. Engels is entitled to base salary in an amount equal to the base salary that he would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated. Both Ms. Zaderej and Mr. Engels are entitled to continued medical and dental benefits (in the form of a reimbursement for the COBRA premiums) and continued bonus payments to which the executive officer would have been entitled for the remainder of the then current employment period had the executive officer’s employment not been terminated.

Under their respective employment agreement, Mr. Freitag and Ms. Schiaparelli employment are at will. In the event Mr. Freitag or Ms. Schiaparelli is terminated without substantial cause either prior to a change of control or 180 days following a change in control, the person is entitled to a severance payment consisting of (A) twelve months of base salary; and (B) an amount equal to any bonuses paid during the twelve month period prior to termination of employment. Mr. Freitag and Ms. Schiaparelli are also entitled to severance of twelve months of base salary if the person leaves AxoGen for “good reason” (as defined below) within 180 days following a change of control.

In addition, Ms. Zaderej is entitled to full vesting of her outstanding stock options that were granted prior to the Merger upon a change of control, regardless of whether her employment terminates on or following the change of control. With respect to Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s and Engle’s post-Merger stock options, if a change of control occurs, such options shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control they are terminated without cause or leave for good reason.

For purposes of the executive officer’s employment agreements, “change of control” means the occurrence of any of the following events:

•

any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, Inc., becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, Inc., representing 50% or more of the combined voting power of the securities of AC or AxoGen, Inc. then outstanding;

•

during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the AxoGen, Inc.’s Board of Directors cease, for any reason, to constitute at least a majority of the board of directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•	AC or AxoGen, Inc. consolidates or merges with another company and AC or AxoGen, Inc. is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby AxoGen, Inc. continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen, Inc. will not constitute a change in control;

•

shares of AC’s or AxoGen, Inc.’s common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or AxoGen, Inc.’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation as immediately after the merger;

•	AC or AxoGen, Inc. sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•	the holders of AxoGen’s stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen, Inc.

For purposes of Ms. Zaderej’s, Ms. Schiaparelli’s and Mr. Freitag’s employment agreements, “substantial cause” means:

•	commission of any act of fraud, theft, or embezzlement;

•

material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•	commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor;

•	material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or

•	failure to meet reasonable performance standards as determined by AC.

For purposes of Mr. Engels’ employment agreement, “substantial cause” means the commission by Mr. Engels of any act of fraud, theft or embezzlement.

For purposes of Mr. Freitag’s and Ms. Schiaparelli’s employment agreements, “good reason” means the occurrence of any one or more of the following:

•

the assignment of any duties inconsistent in any respect with the person’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•	a reduction by AC in the person’s base salary; or

•

the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change in control (or as in effect following the Change in Control of the Company), if greater.

Pension Benefits

AxoGen adopted the AxoGen SIMPLE IRA plan in 2007. The AxoGen named executive officers participate in the SIMPLE IRA plan. Eligibility is immediate upon employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The SIMPLE IRA plan requires AxoGen to make matching contributions of between 1% and 3% of the employee’s annual salary as long as the employee participates in the SIMPLE IRA plan. Additionally, the matching contribution has to be at least 3% for three of the first five years of the SIMPLE IRA. Both employee contributions and AxoGen contributions are fully vested at all times. In 2011, AxoGen’s matching contribution was 3% of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $12,000 in matching funds for the AxoGen named executive officers during 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of the following directors: Robert J. Rudelius and John Harper, both of whom qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission. Mr. Rudelius currently serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. Lurie Besikof Lapidus & Company LLC (“LBL”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the Company’s audited financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, The Audit Committee hereby report as follows:

1.	The Audit Committee has met and held discussions with management and LBL. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and LBL.

2.	The Audit Committee has discussed with LBL matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received written disclosure and letter from LBL required by applicable requirements of the Public Company Accounting Oversight Board regarding LBL’s communications with the Audit Committee regarding LBL’s independence and the Audit Committee has discussed with LBL that firm’s independence. The Audit Committee also considered whether non–audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

Members of the Audit Committee of the Board

of Directors:

Robert Rudelius, Chairman

John Harper

.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie Besikof Lapidus & Company, LLP (“LBL”), our independent registered public accounting firm, provides audit services to us. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2011 and 2010 by LBL. Our Audit Committee has approved, pursuant to its pre–approval policies described below, all of the services listed below.

	2011	2010
Audit Fees(1)	$155,817	$60,600
Audit–Related Fees	—	—
Tax Fees	$7,500	$12,582
All Other Fees	—	—

Total Fees	$163,317	$72,182

(1)	LBL received these fees for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and other services related to the registration statement on Form S-4 and certain current report on Form 8-K for the fiscal years ended December 31, 2011 and 2010.

Our Audit Committee has considered whether non–audit services provided by LBL during 2011 and 2010 were compatible with maintaining LBL’s independence.

Change in the Registrant’s Certifying Accountant

Dismissal of Independent Accountant

As reported on our Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) to Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2011, on August 10, 2011, the Audit Committee (the “LecTec Audit Committee”) of the Board of Directors of LecTec took action to engage LBL as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 and submitted such engagement to LecTec’s Board of Directors for ratification. On August 10, 2011, LecTec’s Board of Directors authorized, and directed to submit, the appointment of LBL to LecTec’s shareholders for ratification. On September 27, 2011, LecTec’s shareholders ratified such appointment by majority vote. Upon completion of the Merger, LBL continued as the independent registered public accounting firm of the Company, including its wholly owned subsidiary AC. In addition, as a result of the Merger, Cross, Fernandez & Riley, LLP (“CFR”) was dismissed as AC’s independent registered public accounting firm upon completion of the Merger on September 30, 2011.

The audit report of CFR on the financial statements of AC as of and for each of the two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that it contained an explanatory paragraph regarding AC’s ability to continue as a going concern.

During AC’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period from January 1, 2011 to the date of the dismissal of CFR, there were no disagreements with CFR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CFR’s satisfaction, would have caused CFR to make reference to the subject matter of the disagreement in connection with its report.

The Company requested that CFR provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of the letter from CFR, dated November 14, 2011, was filed as Exhibit 16.1 to the Form 8-K/A.

Engagement of New Independent Accountant

The Form 8-K/A also reported that, On September 27, 2011, LecTec shareholders ratified the continued engagement of LBL as the Company’s independent registered public accounting firm for the year ended December 31, 2011. LBL was LecTec’s independent registered public accounting firm prior to the Merger.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2012 and to perform other appropriate accounting services. LBL has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of LBL to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of LBL will be present at our 2012 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.

PROPOSALS FOR OUR 2013 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2013 Annual Meeting of Shareholders must be received at our principal executive offices, 13859 Progress Blvd., Suite 100, Alachua, FL 32615, Attention: Corporate Secretary, no later than April 1, 2013, and must comply in all material respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2013 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, Pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2013 annual meeting of stockholders (other than matters included in our proxy materials pursuant to the preceding paragraph) must be at our principal executive offices, 13859 Progress Blvd., Suite 100, Alachua, FL 32615, Attention: Corporate Secretary no earlier than May 3, 2013, nor later than June 2, 2013. The notice must also meet other requirements specified in Section 2.3 of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10–K

Our Annual Report on Form 10–K, including financial statements for the year ended December 31, 2011, accompanies, or has been mailed to you immediately prior to, this Proxy Statement. Our 2011 Annual Report on Form 10–K is also available on our website at www.AxoGen.com. If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10–K as filed with the Securities and Exchange Commission for our most recently completed fiscal year. Such request should be sent to our General Counsel at AxoGen, Inc., 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission rules allow a single copy of the Proxy Statement and 2011 Annual Report on Form 10–K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Proxy Statement and/or our 2011 Annual Report on Form 10–K to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to our Corporate Secretary at AxoGen, Inc, 13859 Progress Blvd., Suite 100, Alachua, FL 32615.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2012Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej

Chief Executive Officer and Director

July 30, 2012

AXOGEN, INC. 13859 PROGRESS BLVD. SUITE 100 ALACHUA, FL 32615

VOTE BY INTERNET

Before The Meeting—Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting—Go to www.virtualshareholdermeeting.com/axogen

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48520-P28629	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AXOGEN, INC. The Board of Directors recommends you vote FOR the following:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors ☐
Nominees:
01) Gregory Freitag	05) Joe Mandato
02) Dr. Mark Gold	06) Robert Rudelius
03) Jamie Grooms	07) Karen Zadarej
04) John Harper

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. To ratify the selection of Lurie Besikof Lapidus & Company, LLP as AxoGen Inc.’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐

To act on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M48520-P28629

AXOGEN, INC.

Annual Meeting of Shareholders

August 30, 2012 1:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Gregory Freitag and David Hansen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AxoGen, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 1:00 PM, CDT on August 30, 2012, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169), and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting.

Continued and to be signed on reverse side